Exhibit 99.1

Fiscal Year 2011

(millions)

	00000	00000	00000	00000	00000	00000	00000
	Three Months Ended				Year to Date
	October 31, 2010	January 30, 2011	May 1, 2011	July 31, 2011	January 30, 2011	May 1, 2011	July 31, 2011
Net Sales
U.S. Simple Meals	$898	$842	$580	$431	$1,740	$2,320	$2,751
U.S. Beverages	205	180	198	176	385	583	759
Global Baking and Snacking	544	526	527	559	1,070	1,597	2,156
International Simple Meals and Beverages	372	421	354	316	793	1,147	1,463
North America Foodservice	153	158	154	125	311	465	590

Total	$2,172	$2,127	$1,813	$1,607	$4,299	$6,112	$7,719

	0000	0000	0000	0000	0000	0000	0000
	Three Months Ended				Year to Date
	October 31, 2010	January 30, 2011	May 1, 2011	July 31, 2011	January 30, 2011	May 1, 2011	July 31, 2011
Earnings before interest and taxes
U.S. Simple Meals	$240	$177	$139	$101	$417	$556	$657
U.S. Beverages	55	43	54	30	98	152	182
Global Baking and Snacking	100	81	82	92	181	263	355
International Simple Meals and Beverages	51	69	41	24	120	161	185
North America Foodservice	23	21	22	16	44	66	82
Corporate	(25)	(32)	(31)	(31)	(57)	(88)	(119)
Restructuring charges	—	—	—	(63)	—	—	(63)

Total	$444	$359	$307	$169	$803	$1,110	$1,279